QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the use in this Amendment No. 3 to Registration Statement No. 333-150757 of our report dated May 8, 2008 relating to the consolidated financial statements of Noble Environmental Power, LLC and subsidiaries appearing in the Prospectus, which is part of this Registration Statement and of our report dated May 8, 2008 relating to the financial statement schedule appearing elsewhere in this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ Deloitte & Touche LLP
Hartford, Connecticut
August 29, 2008

QuickLinks

  Exhibit 23.1